UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Airgas, Inc.

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		Interoffice Memo	Airgas, Inc
259 N. Radnor-Chester Road
Suite 100
Radnor, PA 19087-5283
(610) 687-5253 Fax: (610) 687-1052
http://www.airgas.com

To:	All Airgas Associates
From:	Peter McCausland
Date:	August 30, 2010
Subject:	Update on Recent Developments

I’m writing to update you on the latest developments regarding our upcoming Annual Meeting of Stockholders.

As you may know, Air Products has proposed a By-Law amendment that, if approved, is intended to cause an annual meeting of Airgas stockholders to be held this coming January for the purpose of electing directors, only four months after the September 2010 Annual Meeting and in the same fiscal year as that Annual Meeting. It is no secret that Air Products is in a hurry to acquire Airgas. The Airgas Board of Directors believes that Air Products is trying to pressure stockholders into accepting a grossly inadequate offer before our growth can be fully reflected in our stock price. We also believe that the proposed January Meeting By-Law is invalid under Delaware law and Airgas’ Certificate of Incorporation.

For these reasons, we announced today that, if and only if the January Meeting Proposal does not receive a majority of the votes represented and entitled to vote at the September 2010 Annual Meeting, the Company will call a meeting of Airgas stockholders on June 21, 2011. By that meeting, stockholders will have had the opportunity to vote on whether they want the current Airgas directors on the Board to remain in office or want to cause a majority of the Airgas Board to be comprised of other nominees.

Having a special meeting in June instead of a second annual meeting in January would allow stockholders to evaluate our financial performance for two additional fiscal quarters – further demonstrating the strength of our business. We recently achieved outstanding quarterly earnings results, the second best in the Company’s history, and we are confident that we will continue to enhance our already impressive track record of stockholder value creation.

As you can tell, our Board is working hard to protect the interests of all Airgas stockholders, and I know you are as well. Let’s keep our focus on safely taking care of our customers and delivering the kind of outstanding results for which we’re known, which I believe will lead to further success. As I’ve told you throughout, it remains business as usual here, and I appreciate your tremendous dedication and commitment to Airgas.

Don’t hesitate to reach out to your managers with any questions, and I will continue to be in touch.

Sincerely,

Peter McCausland

Chairman and Chief Executive Officer

IMPORTANT INFORMATION

In connection with its 2010 Annual Meeting of Stockholders, Airgas, Inc. has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). In response to the tender offer proposed by Air Products and Chemicals, Inc. referred to in this communication, Airgas has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9, as amended. STOCKHOLDERS OF AIRGAS ARE ADVISED TO READ THE PROXY STATEMENT FOR THE 2010 ANNUAL MEETING AND AIRGAS’ SOLICITATION/ RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS AMENDED, IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of Airgas’ definitive proxy statement, the Solicitation/Recommendation Statement on Schedule 14D-9, any amendments or supplements to the proxy statement and/or the Schedule 14D-9, any other documents filed by Airgas in connection with the 2010 Annual Meeting and/or the tender offer by Air Products, and other documents filed with the SEC by Airgas at the SEC’s website at www.sec.gov. Free copies of the definitive proxy statement, the Solicitation/ Recommendation Statement on Schedule 14D-9, and any amendments and supplements to these documents are also available in the “Investor Information” section of the Company’s website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm. Airgas and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in connection with its 2010 Annual Meeting. Detailed information regarding the names, affiliations and interests of Airgas’ directors and executive officers is available in the definitive proxy statement for the 2010 Annual Meeting, which was filed with the SEC on July 23, 2010. To the extent holdings of Airgas securities have changed, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

FORWARD-LOOKING STATEMENTS

This presentation contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company’s press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company’s press release announcing its quarterly earnings, as well as other factors described in the Company’s reports, including its March 31, 2010 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. The Company is not waiving any other defenses that may be available under applicable law.